UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015
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CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 8, 2015, the Board of Directors of CarMax, Inc. (the “Company”) amended and restated the Company’s Bylaws (the “Amended Bylaws”) to implement a new proxy access mechanism that would be available to qualifying shareholders. Section 2.3A of the Amended Bylaws permits a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding capital stock continuously for at least three years, to nominate and include in the Company’s proxy materials directors constituting up to 20% of the Board of Directors. Use of the Company’s new proxy access mechanism is subject to the satisfaction of certain requirements by the shareholder(s) and nominee(s) as set forth in the Amended Bylaws. The Amended Bylaws also update Sections 1.3 and 2.3 to reflect the Company's implementation of proxy access.

In addition, the Amended Bylaws update Section 2.2 to provide that the Board of Directors may set the size of the Board by resolution, subject to the range of three to fourteen directors set by the Company’s Amended and Restated Articles of Incorporation.

The Amended Bylaws are attached hereto as Exhibit 3.1 and are hereby incorporated by reference into this Item 5.03. The foregoing summary description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws.

Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
3.1	CarMax, Inc. Bylaws, as amended and restated December 8, 2015

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC. (Registrant)

Dated: December 8, 2015	By: /s/ John M. Stuckey, III
John M. Stuckey, III Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit
3.1	CarMax, Inc. Bylaws, as amended and restated December 8, 2015